                                                          Apax Europe VI-A, L.P.
                                                          Apax Europe VI-1, L.P.
                                                           Adele (Guernsey) L.P.
                                                             13-15 Victoria Road
                                                       St. Peter Port, Guernsey,
                                                                 Channel Islands

                                                                 August 25, 2006

Ronald S. Lauder
RSL Investment Corp.
RSL Investment LLC
RAJ Family Partners, L.P
767 Fifth Avenue, Suite 4200
New York, New York 10153

Leonard A. Lauder
LWG Family Partners, L.P.
767 Fifth Avenue, Suite 4000
New York, New York 10153

     Reference is hereby made to the Purchase Agreement by and among Ronald S. Lauder ("RSL"), RSL Investments Corp., a Delaware corporation ("RIC"), RSL Investment LLC, a Delaware limited liability company ("RIL"), RAJ Family Partners, L.P, a Georgia limited partnership ("RAJ"), Leonard A. Lauder ("LAL"), LWG Family Partners, L.P., a Georgia limited partnership ("LWG"), and Adele (Guernsey) L.P., a Guernsey limited partnership ("APAX SPV"), dated as of August 25, 2006 (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement. As an inducement for RSL, RIC, RIL, RAJ, LAL, and LWG to enter into the Purchase Agreement and in connection therewith, RSL, RIC, RIL, RAJ, LAL, LWG, APAX SPV, Apax Europe VI-A, L.P. ("APAX Fund VI-A") and Apax Europe VI-1, L.P. (together with APAX Fund VI-A, the "APAX Funds") have entered into this letter agreement.

     The parties hereto hereby acknowledge that they are entering into this letter agreement immediately following the execution of the Purchase Agreement.

     In order to further clarify certain understandings among the parties, the parties hereby agree that for so long as APAX SPV is a limited partner of the Partnership, the APAX Funds shall not Transfer, directly or indirectly, any interest in APAX SPV, and shall cause such interest not to be Transferred, to any Person other than an APAX Permitted Transferee.

     This letter agreement shall survive the Closing.

     This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     This letter agreement may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto. This letter agreement shall terminate upon any termination of the Purchase Agreement pursuant to
Article V thereof and be of no force or effect.

     Nothing in this letter agreement will confer any rights upon any person that is not a party or a successor or permitted assignee of a party to this letter agreement.

     This letter agreement shall be construed and enforced in accordance with, and be governed by, the internal laws of the State of New York, without giving effect to its conflict of laws, principles or rules to the extent that such principles or rules would require the application of the laws of another jurisdiction, and the parties consent to the exclusive jurisdiction of the federal and state courts located in the City and County of New York, New York, to resolve any dispute relating to this letter agreement.

     Each party acknowledges and agrees that any controversy which may arise under this letter agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter agreement or the transactions contemplated hereby. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce either of the foregoing waiver, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily, and (iv) it has been induced to enter into this letter agreement by, among other things, the mutual waiver in this paragraph.

     This letter agreement contains the entire agreement of the parties with respect to the subject matter of this letter agreement and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of the subject matter of this letter agreement.

                  [Remainder of Page Intentionally Left Blank]

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     Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this letter agreement

                                        APAX EUROPE VI-A, L.P.

                                        By: APAX PARTNERS EUROPE MANAGERS LTD,
                                        acting in its capacity as manager of
                                        Apax Europe VI-A, L.P.


                                        By: /s/ Peter Englander, Adrian Beecroft
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        APAX EUROPE VI-1, L.P.

                                        By: APAX PARTNERS EUROPE MANAGERS LTD,
                                        acting in its capacity as manager of
                                        Apax Europe VI-1, L.P.


                                        By: /s/ Peter Englander, Adrian Beecroft
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ADELE (GUERNSEY) L.P.

                                        By: ADELE (GUERNSEY) GP LTD, acting in
                                        its capacity as manager of Adele
                                        (Guernsey) L.P.


                                        By: /s/ Sharon Alvarez
                                            ------------------------------------
                                        Name: Sharon Alvarez
                                        Title: Director

                  [Remainder of Page Intentionally Left Blank]

                      (Signature Page to Letter Agreement)

Acknowledged and Agreed to as of the date first written above:

RONALD S. LAUDER


By: /s/ Ronald S. Lauder
    ---------------------------------
    Ronald S. Lauder


RSL INVESTMENTS CORP.


By: /s/ Ronald S. Lauder
    ---------------------------------
    Ronald S. Lauder
Title:
       ------------------------------


RSL INVESTMENT LLC


By: /s/ Ronald S. Lauder
    ---------------------------------
    Ronald S. Lauder
Title:
       ------------------------------


RAJ FAMILY PARTNERS, L.P.


By: /s/ Ronald S. Lauder
    ---------------------------------
Name: Ronald S. Lauder
Title:
       ------------------------------


LEONARD A. LAUDER


By: /s/ Leonard A. Lauder
    ---------------------------------
    Leonard A. Lauder


LWG FAMILY PARTNERS, L.P.


By: /s/ Leonard A. Lauder
    ---------------------------------
Name: Leonard A. Lauder
      -------------------------------
Title: President
       LWG Family Corporation
       its Managing Member
       ------------------------------

                      (Signature Page to Letter Agreement)